UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 13, 2008 (August 12, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On August 12, 2008, Crimson Exploration Inc. issued a press release announcing results of production and drilling activity during the second quarter of 2008. The press release is included in this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated August 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: August 13, 2008	/s/ E. Joseph Grady
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated August 12, 2008

Exhibit 99.1

Crimson Exploration Inc. Provides Operational Update

Houston, TX – (BUSINESS WIRE) – August 12, 2008 - Crimson Exploration Inc. (OTCBB: CXPO - News) today provided an operational update on production and drilling activity through the second quarter 2008.

Production Update

Crimson reported production of an estimated 4.8 Bcfe of natural gas equivalents, or approximately 53,200 Mcfe per day, for the second quarter of 2008, an increase of approximately 52% over the approximate 3.2 Bcfe, or 34,900 Mcfe per day, produced during the second quarter of 2007. The dramatic increase in production was primarily attributable to a full quarter of production in 2008 from the South Texas and Gulf Coast producing assets acquired from EXCO Resources, Inc. in May 2007, new production from the producing properties acquired from Smith Production at the end of May 2008 and new production added at various points during 2007 and 2008 resulting from the success of our drilling programs. As of the end of July, we were producing approximately 61,500 Mcfe per day, with the recent increase in production resulting from the properties acquired from Smith (beginning May 31, 2008), the previously announced initiation of production from the Catherine Henderson #6 well in our Willis Marsh Field in Liberty County in mid June and the commencement of production from the recently drilled Henderson #7 well, also in Liberty County, at the end of July.

Drilling Activity

Liberty County, Texas - Felicia

Building upon the success we have had in this area since we acquired it in May 2007, we have drilled three more exploitation wells in this county since the first quarter, all of which were successful. We have now drilled a total of ten exploitation wells in this area since its acquisition, nine of which have been successful. Successes subsequent to the first quarter were the previously announced Catherine Henderson #6 well in the Cook Mountain formation in the Willis Marsh Field, which commenced production in late June at an initial gross rate of approximately 13,900 Mcfe/day (7,025 Mcfe/day, net to our interest). In July 2008, we also completed the Henderson #7 (73.3% WI) exploitation well in the Felicia Central area of the county, an 11,300 foot test of the Yegua EY1 and EY2 sands and commenced production in July at an initial gross rate of 10,000 Mcfe/day (6,300 Mcfe/day, net). We have logged an apparent success, and are preparing to complete the Henderson #8 exploitation well (73.3% WI) in the Yegua EY2 sand at 11,600 feet. We will continue to be active in the Liberty County area for the remainder of this year and 2009, with an estimated two to four more exploitation wells and one development well anticipated for the remainder of the year.

Lavaca County, Texas – SW Speaks

We recently completed the Migl-Quinn #9 well, our first operated well in the SW Speaks Field (34.4% WI). This development well was drilled to a total depth of 15,000 feet, was completed in the Magnolia sand and commenced production in mid-July at a gross rate of 2,100 Mcfe/day. We are currently drilling the Pilgreen #15 exploitation well (36.7% WI) in this field, targeting the Wilcox, and are at 11,200 feet toward a 14,500 foot objective. We anticipate drilling one more development well in this area during 2008.

Brooks County, Texas – Cage Ranch

The Cage Estate #G-4 development well (55.3% WI) was drilled and completed in the 8,700 foot sand and commenced production in June at a gross rate of 2,100 Mcfe/day. The G-4 is the first of a four well drilling program (two development wells and two exploitation wells) planned in this field for 2008.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2007 for a further discussion of these risks.

Contact:

Crimson Exploration Inc., Houston, TX
E. Joseph Grady, 713-236-7400
Source:	Crimson Exploration Inc.